CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-262589 on Form S-11 of our report dated March 21, 2025 (except for the effects of the change in reportable segments as discussed in Note 15, as to which the date is June 13, 2025), relating to the financial statements of Starwood Real Estate Income Trust, Inc., appearing in the Prospectus Supplement No. 4, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

June 13, 2025